Exhibit 10.13

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE BREAD FINANCIAL HOLDINGS, INC.
2024 OMNIBUS INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of [•], 2024 (the “Grant Date”) by and between Bread Financial Holdings, Inc. (the “Company”) and [Name] (the “Participant”) who is a non-employee director of the Company.

WHEREAS, pursuant to the Company’s 2024 Omnibus Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge his or her ownership of, the Company’s common stock, $0.01 par value per share (“Stock”), so that the Participant may have a direct proprietary interest in the Company’s success.

WHEREAS, the Company desires to have the Participant continue to serve on the Company’s Board of Directors (“Board”) and to provide the Participant with an incentive.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.    Basis for Award. The Award is made under the Plan pursuant to Section 6(e) thereof.

2.    Award.

(a)    The Company hereby awards to the Participant, in the aggregate, [SHARES GRANTED] Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b)    Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c)    Dividend Equivalent Rights. If the Company pays any cash dividend on its outstanding Stock for which the record date occurs after the Grant Date, the Committee will credit the Participant’s account as of the dividend payment date in an amount equal to the cash dividend paid on one share of Stock multiplied by the number of Restricted Stock Units under this Agreement that have not been settled as of that record date (“Dividend Equivalents”). Such Dividend Equivalents will be subject to the vesting requirements of Section 3 of this Agreement below, and no Dividend Equivalents will vest or be paid to the Participant unless and until the corresponding Restricted Stock Unit vests and is settled.

(d)    Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any Restricted Stock Unit until he or she shall have become the holder of record of such Stock, and except as otherwise provided in this Agreement or the Plan, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.    Vesting. Subject to Sections 5 and 7 of this Agreement, the restrictions thereon will lapse and the Award will vest upon the earlier of (i) the first anniversary of the Grant Date and (ii) the date of the Company’s annual shareholder meeting that next follows the Grant Date, to the extent the Participant does not continue in service as a non-employee director of the Company following the annual shareholder meeting (the “Vesting Date”), subject to the Participant’s continued service through such date.

4.    Settlement. Except as otherwise provided pursuant to an election made by the Participant to defer settlement of the Restricted Stock Units and Dividend Equivalents that vest pursuant to this Award, on the earliest of (i) the Vesting Date, (ii) a Change in Control, to the extent the Restricted Stock Units vest pursuant to Section 7(b), (iii) the Participant’s death, and (iv) the Participant’s termination of service by reason of disability, vested Restricted Stock Units shall be paid in Stock and cash in the amount of any Dividend Equivalents credited to the Participant’s account with respect to such shares of Stock. The Committee shall cause the Stock to be electronically delivered to the Participant’s electronic account with respect to such Stock free of all restrictions. Pursuant to Section 10 of this Agreement, any cash and/or the number of shares of Stock delivered shall be net of cash and/or the number of shares of Stock withheld for satisfaction of Tax-Related Items (as defined below), if applicable.

5.    Termination of Service.

(a)    Forfeiture. Except as provided in Sections 5(b) and 5(c) of this Agreement, if the Participant’s service is terminated for any reason, including, in the interest of clarity, if the Participant’s service is terminated by reason of a removal for cause prior to the Vesting Date, the Award shall be forfeited upon such termination of service.

(b)    Death. If the Participant’s service terminates by reason of the Participant’s death, the Participant shall become fully vested in the Award as of the date of such termination.

(c)    Disability. If the Participant’s service terminates by reason of the Participant’s disability, the Participant shall become fully vested in the Award as of the date of such termination.

6.    Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units and Dividend Equivalents may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.    Adjustments; Change in Control.

(a)    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares that may be issued in respect of Restricted Stock Units. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

(b)    In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award. If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee. Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

8.    Compliance with Law. Notwithstanding any of the provisions in this Agreement or in the Plan, the Company will not be obligated to issue or deliver any Stock to the Participant hereunder, if the exercise thereof or the issuance or delivery of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the U.S. Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or delivery of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9.    Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)    Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

(b)    Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Stock. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan or this Award.

10.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to the Award and the receipt of any Dividend Equivalents; and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the

Participant has become subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) requiring a cash payment from the Participant; (ii) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, (iii) withholding from the proceeds of the sale of Stock acquired pursuant to the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); and/or (iv) withholding from the shares of Stock subject to the Restricted Stock Units, provided, however, that if the Participant is a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), then the Participant may elect the form of withholding from the alternatives above in advance of any tax withholding event, and in the absence of the Participant’s timely election, the Company will withhold in shares of Stock, or the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) may determine that a particular method be used to satisfy any withholding obligations for Tax Related Items.

The Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Participant is deemed, for tax purposes, to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the Stock, the proceeds of the sale of Stock or cash in the amount of any Dividend Equivalents if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

11.    Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to Participant’s address as recorded in the records of the Company.

12.    Governing Law; Choice of Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, where this grant is made and/or to be performed.

13.    Electronic Transmission and Participation. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company.

14.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, or the Award, or on the Restricted Stock Units and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.

17.    Section 409A. Notwithstanding any other provision of the Plan or this Agreement, this Section 17 shall apply if the Participant is subject to taxation under the laws of the United States. It is intended that the Restricted Stock Units shall qualify for exemption from the application of, or comply with, Section 409A of the Code, and any ambiguities herein will be interpreted with this intention. The Committee reserves the right (but shall not be obligated), to the extent the Committee deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that the Restricted Stock Units qualify for exemption from, or comply with, Section 409A of the Code or to mitigate any additional taxes, interest, penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company does not guarantee that compensation payable under this Agreement will be exempt from, or compliant with, Section 409A of the Code and does not guarantee that the compensation payable hereunder will not be subject to any taxes, interest, penalties or other adverse tax consequences under Section 409A of the Code. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BREAD FINANCIAL HOLDINGS, INC.

By: _____________________________
Joseph L. Motes, III
Executive VP, Chief Administrative Officer,
General Counsel and Secretary

PARTICIPANT

_________________________________
[PARTICIPANT NAME]